ex5




                  WILLIAMS LAW GROUP, P.A.
                   2503 West Gardner Court
                      Tampa, FL  33611


November 2, 2002

VIA EDGAR TRANSMISSION

UgoMedia Interactive Corporation
0011-123 St. NW, Suite 2303
Edmonton, Alberta, Canada

 Re: 825000 Shares of Common Stock, $0.001 par value per share

Ladies and Gentlemen:

     We   have   acted   as   counsel  to  UgoMedia
Interactive Corporation, a Nevada corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 825,000 shares of the Company's
common stock, $0.001 par value, in  connection with   the
Consulting Services Agreements (the "Agreements") entered into by and between the Company and Scott Bleazard and Stephen Brock, the Legal Service Agreement with Michael
T. Williams, Esq. and the 2002 Stock Award Plan.

     This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item
601(b)(5)(i)  of Regulation S-K.

     We are familiar with the proceedings to date with
respect to the   proposed  issuance  of  the  shares
contemplated  by   the Registration Statement and have
examined such records, documents and questions of law and satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion letter.

     Based on the foregoing, we are of the opinion that:

       1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State ofNevada; and

       2.   Assuming the accuracy of the documents,
representations and warranties of the Company, each share that will be newly issued under the terms and provisions of the Agreements, will have legally issued, fully paid and non-assessable when:

          a. The Registration Statement, as it may be amended, shall have become effective under the Securities
Act;

          b.   Such shares shall have been duly issued
pursuant to the authorization of the Company's Board of Directors or a duly authorized committee thereof, in the manner contemplated by them; and

          c. A certificate representing such shares shall have been duly executed, countersigned and registered and duly delivered to the participant thereof against payment of the agreed consideration therefore (not less than the par value thereof) determined in accordance with the terms of the Agreements.

     We do not find it necessary for the purposes of this opinion letter to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states to the sale of the Shares, as contemplated by the Registration Statement.
In delivering this opinion letter, we have assumed, as to questions of fact, among other things, the accuracy of representations and the genuineness of documents and signatures given to or reviewed by us.

     This  opinion  letter is limited to the General
Corporation Law  of  the State of Nevada.  The opinions
expressed herein  are solely  for  your  benefit  in
connection  with  the  Form   S-8 Registration Statement of
the Company and may not be relied upon in any manner or for any purpose by any other person or entity without the prior written consent of this firm.

     We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons for whom consent is required by Section 7 of the Securities Act or the related rules promulgated by the Commission thereunder.


                                   Sincerely,

                                   /s/ Michael T. Williams, Esq.
                                   ------------------------------
                                   Michael T. Williams, Esq.